UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

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Autoliv, Inc.

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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 4, 2014

Autoliv, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-12933	51-0378542
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Vasagatan 11, 7th Floor, SE-111 20

Box 70381,

SE-107 24, Stockholm, Sweden

(Address and Zip Code of principal executive offices)

+46 8 587 20 600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

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Item 8.01 Other Events.

On May 5, 2014, Autoliv, Inc. (the “Company”) issued a press release announcing that at a meeting of the Board of Directors of the Company (the “Board”) held on May 4, 2014, the Board elected Mr. Jan Carlson to serve as its new Chairman, effective immediately. Since April 3, 2014, Mr. Carlson has been serving as Interim Chairman of the Board following the resignation of our previous Chairman, Lars Nyberg. Mr. Carlson is the President and Chief Executive Officer of the Company.

In addition, at the same meeting, the Board approved amendments to the Company’s Corporate Governance Guidelines to require the Board to select a Lead Independent Director when the position of Chairman is held by an officer of the Company. The Lead Independent Director will generally be responsible for ensuring that the views of the non-management directors are adequately considered and weighed in the Board’s decision-making process, and to perform the specific duties set forth in the amended Corporate Governance Guidelines.

Because Mr. Carlson serves as both an officer of the Company and the Chairman, in accordance with the amended Corporate Governance Guidelines, at the same meeting, the independent members of the Board selected Mr. George Lorch to serve as the Lead Independent Director, effective immediately. Mr. Lorch has been a director of the Company since June 2003 and currently is the Chairman of the Nominating and Corporate Governance Committee.

A full copy of the amended Corporate Governance Guidelines is available at the Company’s website at the following address: http://www.autoliv.com/AboutUs/Governance/Pages/Ethics-and-Policies.aspx.

A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) EXHIBITS

99.1	Press Release of Autoliv, Inc. dated May 5, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AUTOLIV, INC.

By:	/s/ Anthony J. Nellis
Name:	Anthony J. Nellis
Title:	Interim Vice President – Legal Affairs
General Counsel and Secretary

Date: May 5, 2014

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of Autoliv, Inc. dated May 5, 2014.

Exhibit 99.1

Autoliv appoints Chairman of the Board and Lead Independent Director

(Stockholm, Sweden, May 5, 2014) – – – The Board of Directors of Autoliv, Inc. (NYSE: ALV and SSE: ALIVsdb), the worldwide leader in automotive safety systems, at a meeting on May 4, 2014, elected Mr. Jan Carlson to serve as its new Chairman of the Board, effective immediately. Since April 3, 2014, Mr. Carlson has been serving as Interim Chairman following the resignation of the previous Chairman Mr. Lars Nyberg.

Mr. Carlson is the President and Chief Executive Officer of Autoliv, a position he has held since 2007. The Board believes that Mr. Carlson’s long experience with Autoliv, including the extensive knowledge of the Company he has gained through his service as President and Chief Executive Officer, as well as his deep knowledge of the auto industry, make him the best choice for Chairman at this time.

Jan Carlson joined Autoliv in 1999. Prior to becoming the President and CEO he has held the positions of President Europe, President Electronics and Vice President Engineering. He is additionally a board member of BorgWarner Inc. and Trelleborg AB.

At the same meeting, the Board approved amendments to the Company’s Corporate Governance Guidelines to provide for a Lead Independent Director if the position of Chairman is held by an officer of the Company. The Lead Independent Director will generally be responsible for ensuring that the views of the independent directors are adequately considered and weighed in the Board’s decision-making process, and to perform the specific duties set out in the amended Corporate Governance Guidelines. Consistent with the Company’s commitment to strong corporate governance, the Board believes that appointing a Lead Independent Director will counterbalance any issues and concerns related to the Board having a non-independent Chairman.

Because Mr. Carlson is both an officer of the Company and the Chairman, pursuant to the amended Corporate Governance Guidelines, at the same meeting, the independent members of the Board selected Mr. George Lorch to serve as the Lead Independent Director, effective immediately. Mr. Lorch has been a director of the Company since June 2003 and currently is the Chairman of the Nominating and Corporate Governance Committee.

A copy of the amended Corporate Governance Guidelines is available at the Company’s website at the following address:

http://www.autoliv.com/AboutUs/Governance/Pages/Ethics-and-Policies.aspx.

Inquiries:

Thomas Jönsson, Vice President Communications Tel +46 (8) 58 72 06 27

About Autoliv

Autoliv, Inc., the worldwide leader in automotive safety systems, develops and manufactures automotive safety systems for all major automotive manufacturers in the world. Together with its joint ventures, Autoliv has more than 80 facilities with over 56,000 employees in 29 countries. In addition, the Company has ten technical centers in nine countries around the world, with 21 test tracks, more than any other automotive safety supplier. Sales in 2013 amounted to US $8.8 billion. The Company’s shares are listed on the New York Stock Exchange (NYSE: ALV) and its Swedish Depository Receipts on the OMX Nordic Exchange in Stockholm (ALIV sdb). For more information about Autoliv, please visit our company website at www.autoliv.com.

Autoliv Inc. Vasagatan 11, 7th floor P. O. Box 703 81, SE-107 24 Stockholm, Sweden Tel +46 (8) 58 72 06 27 e-mail: thomas.jonsson@autoliv.com	Autoliv North America 26545 American Drive Southfield, MI 48034, USA Tel +1 (248) 794 4537 e-mail: ray.pekar@autoliv.com

Safe Harbor Statement

This report contains statements that are not historical facts but rather forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include those that address activities, events or developments that Autoliv, Inc. or its management believes or anticipates may occur in the future. All forward-looking statements, including without limitation, management’s examination of historical operating trends and data, as well as estimates of future sales, operating margin, cash flow, effective tax rate or other future operating performance or financial results, are based upon our current expectations, various assumptions and data available from third parties. Our expectations and assumptions are expressed in good faith and we believe there is a reasonable basis for them. However, there can be no assurance that such forward-looking statements will materialize or prove to be correct as forward-looking statements are inherently subject to known and unknown risks, uncertainties and other factors which may cause actual future results, performance or achievements to differ materially from the future results, performance or achievements expressed in or implied by such forward-looking statements. Because these forward-looking statements involve risks and uncertainties, the outcome could differ materially from those set out in the forward-looking statements for a variety of reasons, including without limitation, changes in global light vehicle production; fluctuation in vehicle production schedules for which the Company is a supplier, changes in general industry and market conditions, changes in and the successful execution of our capacity alignment, restructuring and cost reduction initiatives discussed herein and the market reaction thereto; loss of business from increased competition; higher raw material, fuel and energy costs; changes in consumer and customer preferences for end products; customer losses; changes in regulatory conditions; customer bankruptcies or divestiture of customer brands; unfavorable fluctuations in currencies or interest rates among the various jurisdictions in which we operate; component shortages; market acceptance of our new products; costs or difficulties related to the integration of any new or acquired businesses and technologies; continued uncertainty in pricing negotiations with customers, our ability to be awarded new business; product liability, warranty and recall claims and other litigation and customer reactions thereto; higher expenses for our pension and other postretirement benefits; work stoppages or other labor issues; possible adverse results of pending or future litigation or infringement claims; negative impacts of antitrust investigations or other governmental investigations and associated litigation (including securities litigation) relating to the conduct of our business; tax assessments by governmental authorities and changes in our effective tax rate; dependence on key personnel; legislative or regulatory changes limiting our business; political conditions; dependence on and relationships with customers and suppliers; and other risks and uncertainties identified under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Reports and Quarterly Reports on Forms 10-K and 10-Q and any amendments thereto. The Company undertakes no obligation to update publicly or revise any forward-looking statements in light of new information or future events. For any forward-looking statements contained in this or any other document, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and we assume no obligation to update any such statement.

Autoliv Inc. Vasagatan 11, 7th floor P. O. Box 703 81, SE-107 24 Stockholm, Sweden Tel +46 (8) 58 72 06 27 e-mail: thomas.jonsson@autoliv.com	Autoliv North America 26545 American Drive Southfield, MI 48034, USA Tel +1 (248) 794 4537 e-mail: ray.pekar@autoliv.com